   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2000


                                                      REGISTRATION NO. 333-96227

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                        MANUFACTURERS' SERVICES LIMITED
             (Exact name of registrant as specified in its charter)

            DELAWARE                          3679                      04-3258036
  (State or other jurisdiction          (Primary Standard            (I.R.S. Employer
of incorporation or organization)   Industrial Classification       Identification No.)
                                          Code Number)

           300 BAKER AVENUE, SUITE 106, CONCORD, MASSACHUSETTS 01742
                                 (978) 287-5630
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                                 KEVIN C. MELIA
                          300 BAKER AVENUE, SUITE 106
                          CONCORD, MASSACHUSETTS 01742
                                 (978) 287-5630
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

    COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT TO AGENT FOR
                          SERVICE, SHOULD BE SENT TO:

           DAVID B. WALEK, ESQ.                         WINTHROP B. CONRAD, JR., ESQ.
               Ropes & Gray                                 Davis Polk & Wardwell
         One International Place                             450 Lexington Avenue
       Boston, Massachusetts 02110                         New York, New York 10017
              (617) 951-7000                                    (212) 450-4000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee.

Securities and Exchange Commission registration fee........  $39,600
National Association of Securities Dealers, Inc. filing
  fee......................................................   15,500
New York Stock Exchange listing fee........................     *
Printing and engraving expenses............................     *
Legal fees and expenses....................................     *
Accounting fees and expenses...............................     *
Blue sky fees and expenses.................................     *
Transfer Agent and Registrar fees..........................     *
Miscellaneous..............................................     *
                                                             -------
  Total....................................................  $  *
                                                             =======

--------------------------

*   To be included by amendment.

Item 14.  Indemnification of Directors and Officers.

    The Registrant's Restated Certificate of Incorporation provides that the Registrant's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Amended and Restated By-Laws provide that the Registrant shall indemnify its directors to the full extent permitted by the laws of the State of Delaware.

    Prior to the consummation of this offering, the Company will enter into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

Item 15.  Recent Sales of Unregistered Securities.

    In the three years preceding the filing of this Registration Statement, the Registrant has issued the following securities which were not registered under the Securities Act of 1933, as amended:

    (1) On June 11, 1997, MSL issued:

        (a) an aggregate of 20,833,334 shares of common stock to the DLJ Entities for an aggregate of $25 million; and

        (b) 629,000 shares of common stock to Kevin C. Melia pursuant to the exercise of outstanding options for an aggregate of $629,000.

    (2) Between April 4, 1998 and November 29, 1999, MSL sold an aggregate of 1,504,915 shares of common stock to employees and persons having business relationships with MSL for an aggregate of $1,464,598.

    (3) On November 26, 1999, MSL sold an aggregate of 2,000,000 shares of senior exchangeable preferred stock due 2006 to investment entities affiliated with Donaldson, Lufkin & Jenrette, Inc. for an aggregate of $50 million.

    (4) Between November 4, 1997 and January 24, 2000, MSL sold an aggregate of 2,412,778 shares of common stock to employees of MSL pursuant to the exercise of outstanding options for an aggregate of $2,414,259 and in consideration of services rendered.

    The sales and issuances listed above in paragraphs (1), (2) and (3) were deemed exempt from registration under the Securities Act by virtue of Section 4(2) thereof, as transactions not involving a public offering. The issuances of securities listed in paragraph (4) were deemed exempt from registration under the Securities Act by virtue of Rule 701. Defined terms used herein not otherwise defined have the meanings ascribed to them in the prospectus, which forms a part of this Registration Statement.

Item 16.  Exhibits and Financial Statement Schedules.

    (a) Exhibits:


  *1.1    Form of Underwriting Agreement.
 **2.1+   Securities Purchase Agreement dated as of January 20, 1995 by and among MSL and the parties listed therein.
 **2.2    Warrant Agreement dated as of August 31, 1995 by and among
            MSL, Bank of America National Trust and Savings
            Association and the parties listed therein.
 **2.3+   Preferred Stock and Warrant Subscription Agreement dated as of November 26, 1999 by and among MSL and the parties
            listed therein.
 **2.4    Escrow Agreement dated as of November 26, 1999 by and among
            MSL and the parties listed therein.
 **2.5+   Asset Purchase Agreement dated as of November 19, 1999,
            among 3Com Corporation, Manufacturers' Services Limited
            and Manufacturers' Services Salt Lake City
            Operations, Inc.
  *3.1    Restated Certificate of Incorporation of MSL.
  *3.2    Amended and Restated By-laws of MSL.
  *3.3    Form of certificate representing shares of common stock,
            $.001 par value per share.
 **4.1    Stockholders Agreement dated as of January 20, 1995 by and among MSL and the stockholders named therein.
 **4.2    Stockholders Agreement Amendment dated as of November 26,
            1999 by and among MSL and the stockholders names therein.
 **4.3+   Credit Agreement dated August 21, 1998 among MSL, MSL
            Overseas Finance B.V. and the lenders named therein.

 **4.4    First Amendment to Credit Agreement and Limited Waiver dated as of February 26, 1999 by and among MSL, MSL Overseas
            Finance B.V. and the lenders named in the Credit
            Agreement.
 **4.5    Second Amendment to Credit Agreement and Consent dated as of
            November 23, 1999 by and among MSL, MSL Overseas Finance
            B.V. and the lenders named in the Credit Agreement.
  *5.1    Opinion of Ropes & Gray.
**10.1    Employment Agreement dated as of January 20, 1995 by and
            between MSL and Kevin C. Melia.
**10.2    Employment Letter dated as of June 20, 1997 by and between
            MSL and Robert E. Donahue.
**10.3    Employment Letter dated as of September 27, 1995 by and
            between MSL and Rodolfo Archbold.
**10.4    Employment Letter dated as of January 4, 1996 by and between
            MSL and Dale R. Johnson.
**10.5    Severance Letter dated June 25, 1996 by and between MSL and
            Dale R. Johnson.
**10.6    Employment Letter dated as of January 23, 1998 by and
            between MSL and James N. Poor.
**10.7    Second Amended and Restated Non-Qualified Stock Option Plan.
 *10.8    Form of 2000 Equity Incentive Plan.
 *10.9    Form of 2000 Employee Stock Purchase Plan.
 *10.10   Form of Indemnification Agreement.
**10.11   Office/Warehouse Lease dated as of April 14, 1997 by and
            between Amberjack, Ltd. and Manufacturers' Services
            Limited - Roseville, Inc.
**10.12   Lease dated as of May 5, 1998 by and between International
            Business Machines Corporation and Manufacturers' Services
            Western U.S. Operations, Inc.
 X10.13   Supply Agreement dated as of November 27, 1999 by and
            between MSL and 3Com Corporation.
 X10.14   Outsourcing Agreement dated as of June 1, 1998 by and
            between International Business Machines Corporation and
            Manufacturers' Services Western US Operations, Inc.
 X10.15   Manufacturing, Integration and Fulfillment Contract dated as of June 26, 1998 by and between International Business
            Machines S.A. and Global Manufacturers' Services -
            Valencia.
 X10.16   Global Requirements Agreement No. MSL 183G dated as of
            July 30, 1997 by and between MSL and Iomega Corporation.
 X10.17   Supply Agreement dated as of November 27, 1999 by and
            between MSL and Palm Computing, Inc.
 X10.18   Manufacturing Services Agreement dated as of June 1, 1999 by and between Hewlett-Packard Singapore Pte Ltd. and
            Manufacturers' Services Singapore Pte Ltd.
 *10.19   2000 Cash Incentive Compensation Plan.
**21.1    Subsidiaries of MSL.
**23.1    Consent of PricewaterhouseCoopers LLP.
 *23.2    Consent of Ropes & Gray (included in the opinion filed as
            Exhibit 5.1).

**24.1    Power of attorney pursuant to which amendments to this
            registration statement may be filed (included on the
            signature page in Part II, as previously filed with the
            Commission).
**27.1    Financial Data Schedule.


--------------------------


*   To be filed by amendment.



**  Previously filed.



X Confidential treatment requested on portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Commission.


+ MSL agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.

    (b) Financial Statement Schedules.

    The following financial statement schedule of the Company is included in
Part II of the Registration Statement:

Report of Independent Accountants on Financial Statement
  Schedules.................................................  S-1
Schedule II - Valuation and Qualifying Accounts.............  S-2

    All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 17.  Undertakings.

    The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such manner as requested by the underwriters to permit prompt delivery to each purchaser.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 14--Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Manufacturers' Services Limited has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, Commonwealth of Massachusetts, on this 28th day of February, 2000.



                                                       MANUFACTURERS' SERVICES LIMITED

                                                       By:            /s/ KEVIN C. MELIA
                                                            --------------------------------------
                                                                     Name: Kevin C. Melia
                                                              Title: CHIEF EXECUTIVE OFFICER AND
                                                                    CHAIRMAN OF THE BOARD


                                    * * * *


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:



                     Signature                                  Title                   Date
                     ---------                                  -----                   ----
                                                     Chairman of the Board,
                /s/ KEVIN C. MELIA                     Chief Executive Officer
     ----------------------------------------          (Principal Executive       February 28, 2000
                  KEVIN C. MELIA                       Officer) and Director

                                                     Executive Vice President
                         *                             and
     ----------------------------------------          Chief Financial Officer    February 28, 2000
                 EUGENE M. BULLIS                      (Principal Financial and
                                                       Accounting Officer)

                         *
     ----------------------------------------        Director                     February 28, 2000
                   THOMPSON DEAN

                         *
     ----------------------------------------        Director                     February 28, 2000
                  STEPHEN KETCHUM

                         *
     ----------------------------------------        Director                     February 28, 2000
                     KARL WYSS

     ----------------------------------------        Director
                 JOHN F. FORT, III



    The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 pursuant to the Power of Attorney executed by the above named officer and directors of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such officer and directors.



*By:                   /s/ KEVIN C. MELIA
              -------------------------------------          Attorney-in-Fact         February 28, 2000
                         KEVIN C. MELIA

                               INDEX TO EXHIBITS


  *1.1    Form of Underwriting Agreement.
 **2.1+   Securities Purchase Agreement dated as of January 20, 1995 by and among MSL and the parties listed therein.
 **2.2    Warrant Agreement dated as of August 31, 1995 by and among
            MSL, Bank of America National Trust and Savings
            Association and the parties listed therein.
 **2.3+   Preferred Stock and Warrant Subscription Agreement dated as of November 26, 1999 by and among MSL and the parties
            listed therein.
 **2.4    Escrow Agreement dated as of November 26, 1999 by and among
            MSL and the parties listed therein.
 **2.5+   Asset Purchase Agreement dated as of November 19, 1999,
            among 3Com Corporation, Manufacturers' Services Limited
            and Manufacturers' Services Salt Lake City
            Operations, Inc.
  *3.1    Restated Certificate of Incorporation of MSL.
  *3.2    Amended and Restated By-laws of MSL.
  *3.3    Form of certificate representing shares of common stock,
            $.001 par value per share.
 **4.1    Stockholders Agreement dated as of January 20, 1995 by and among MSL and the stockholders named therein.
 **4.2    Stockholders Agreement Amendment dated as of November 26,
            1999 by and among MSL and the stockholders names therein.
 **4.3+   Credit Agreement dated August 21, 1998 among MSL, MSL
            Overseas Finance B.V. and the lenders named therein.
 **4.4    First Amendment to Credit Agreement and Limited Waiver dated as of February 26, 1999 by and among MSL, MSL Overseas
            Finance B.V. and the lenders named in the Credit
            Agreement.
 **4.5    Second Amendment to Credit Agreement and Consent dated as of
            November 23, 1999 by and among MSL, MSL Overseas Finance
            B.V. and the lenders named in the Credit Agreement.
  *5.1    Opinion of Ropes & Gray.
**10.1    Employment Agreement dated as of January 20, 1995 by and
            between MSL and Kevin C. Melia.
**10.2    Employment Letter dated as of June 20, 1997 by and between
            MSL and Robert E. Donahue.
**10.3    Employment Letter dated as of September 27, 1995 by and
            between MSL and Rodolfo Archbold.
**10.4    Employment Letter dated as of January 4, 1996 by and between
            MSL and Dale R. Johnson.
**10.5    Severance Letter dated June 25, 1996 by and between MSL and
            Dale R. Johnson.
**10.6    Employment Letter dated as of January 23, 1998 by and
            between MSL and James N. Poor.
**10.7    Second Amended and Restated Non-Qualified Stock Option Plan.
 *10.8    Form of 2000 Equity Incentive Plan.
 *10.9    Form of 2000 Employee Stock Purchase Plan.
 *10.10   Form of Indemnification Agreement.

**10.11   Office/Warehouse Lease dated as of April 14, 1997 by and
            between Amberjack, Ltd. and Manufacturers' Services
            Limited - Roseville, Inc.
**10.12   Lease dated as of May 5, 1998 by and between International
            Business Machines Corporation and Manufacturers' Services
            Western U.S. Operations, Inc.
 X10.13   Supply Agreement dated as of November 27, 1999 by and
            between MSL and 3Com Corporation.
 X10.14   Outsourcing Agreement dated as of June 1, 1998 by and
            between International Business Machines Corporation and
            Manufacturers' Services Western US Operations, Inc.
 X10.15   Manufacturing, Integration and Fulfillment Contract dated as of June 26, 1998 by and between International Business
            Machines S.A. and Global Manufacturers' Services -
            Valencia.
 X10.16   Global Requirements Agreement No. MSL 183G dated as of
            July 30, 1997 by and between MSL and Iomega Corporation.
 X10.17   Supply Agreement dated as of November 27, 1999 by and
            between MSL and Palm Computing, Inc.
 X10.18   Manufacturing Services Agreement dated as of June 1, 1999 by and between Hewlett-Packard Singapore Pte Ltd. and
            Manufacturers' Services Singapore Pte Ltd.
 *10.19   2000 Cash Incentive Compensation Plan.
**21.1    Subsidiaries of MSL.
**23.1    Consent of PricewaterhouseCoopers LLP.
 *23.2    Consent of Ropes & Gray (included in the opinion filed as
            Exhibit 5.1).
**24.1    Power of attorney pursuant to which amendments to this
            registration statement may be filed (included on the
            signature page in Part II, as previously filed with the
            Commission).
**27.1    Financial Data Schedule.


--------------------------


*   To be filed by amendment.



**  Previously filed.



X Confidential treatment requested on portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Commission.


+ MSL agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.